Holly Energy Partners Announces Senior Management Change
DALLAS--(BUSINESS WIRE)-- Holly Energy Partners, L.P. (NYSE: HEP) today announced that the Board of Directors of Holly Logistic Services, L.L.C. ("HLS"), the ultimate general partner of HEP, has appointed Mark A. Plake as President of HLS effective February 15, 2016. In connection with his appointment, Mike Jennings will resign as President of HLS effective February 15, 2016. Mr. Jennings will continue to serve as Chief Executive Officer and a director of HLS and Executive Chairman of HollyFrontier Corporation (NYSE: HFC).
Since joining HFC in 1999, Mr. Plake served in various roles including Vice President, Holly Asphalt; Vice President, Special Projects; and Vice President, Human Resources and Government Affairs. Effective February 15, 2016, Mr. Plake will resign from his most recent position as Vice President, Marketing of HFC, which he has served in since April 2011.
Mr. Jennings commented, “Mark has been an important part of the HFC team for more than 15 years, primarily in commercial and market facing roles. We look forward to leveraging Mark's leadership and relationships to continue to profitably grow Holly Energy Partners.”
About Holly Energy Partners, L.P.:
Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides petroleum product and crude oil transportation, tankage and terminal services to the petroleum industry, including HollyFrontier Corporation, which currently owns a 39% interest (including a 2% general partner interest), in the Partnership. The Partnership owns and operates petroleum product and crude pipelines, tankage, terminals and loading facilities located in Texas, New Mexico, Oklahoma, Arizona, Washington, Kansas, Wyoming, Idaho and Utah. In addition, the Partnership owns a 75% interest in UNEV Pipeline, LLC, the owner of a Holly Energy operated refined products pipeline running from Salt Lake City, Utah to Las Vegas, Nevada, and related product terminals, a 50% interest in Frontier Pipeline Company, the owner of a 289-mile crude oil pipeline running from Casper, Wyoming to Frontier Station, Utah, and a 25% interest in SLC Pipeline LLC, the owner of a 95-mile intrastate pipeline system serving refineries in the Salt Lake City, Utah area.
The statements in this press release relating to matters that are not historical facts are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements use words such as "anticipate," "project," "expect," "plan," "goal," "forecast," "intend," "should," "would," "could," "believe," "may," and similar expressions and statements regarding our plans and objectives for future operations. These statements are based on our beliefs and assumptions and those of our general partner using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although we and our general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor our general partner can give assurance that our expectations will prove to be correct. All statements concerning our expectations for future results of operations are based on forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. Certain factors could cause actual results to differ materially from results anticipated in the forward-looking-statements. These factors include, but are not limited to:

•	risks and uncertainties with respect to the actual quantities of petroleum products and crude oil shipped on our pipelines and/or terminalled, stored and throughput in our terminals;

•	the economic viability of HollyFrontier Corporation, Alon USA, Inc. and our other customers;

•	the demand for refined petroleum products in markets we serve;

•	our ability to purchase and integrate future acquired operations;

•	our ability to complete previously announced or contemplated acquisitions;

•	the availability and cost of additional debt and equity financing;

•	the possibility of reductions in production or shutdowns at refineries utilizing our pipeline and terminal facilities;

•	the effects of current and future government regulations and policies;

•	our operational efficiency in carrying out routine operations and capital construction projects;

•	the possibility of terrorist attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operations and legal risks and uncertainties detailed from time to time in our Securities and Exchange Commission filings.
The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Holly Energy Partners, L.P.
Julia Heidenreich, 214-954-6511
Vice President, Investor Relations
or
Craig Biery, 214-954-6511
Investor Relations